UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/05/2008

VOYAGER LEARNING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-3246

Delaware	36-3580106
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

789 E. EISENHOWER PARKWAY
ANN ARBOR, MI 48108-3213
(Address of principal executive offices, including zip code)

734-761-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On November 6, 2008, Voyager Learning Company (the "Company") issued a press release announcing preliminary unaudited financial results for the first nine months of 2008. A copy of this press release is attached hereto as Exhibit 99.1.

In addition to the issuance of a press release, Voyager Learning Company also conducted a conference call regarding results for the first nine months of 2008 ending September 30, 2008. A transcript of this conference call is attached hereto as Exhibit 99.2.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 5, 2008, Mr. Randy Best resigned from Voyager Learning Company's (the "Company") Board of Directors. Mr. Best's resignation was not due to any disagreement with the Company or any matter relating to operations, policies, or practices.

On November 5, 2008, the Company and David W. Asai, Chief Financial Officer of the Company, agreed that Mr. Asai would leave his position as Chief Financial Officer, effective December 31, 2008. Mr. Asai's departure is consistent with the Company's previously announced transition plan to relocate its corporate office to Dallas, Texas, and the severance agreement entered into by Mr. Asai and the Company.

On November 5, 2008, the Board of Directors of the Company appointed Brad Almond as the Chief Financial Officer of the Company, effective January 1, 2009. Mr. Almond has been the Chief Financial Officer of the Company's Voyager Expanded Learning operating unit located in Dallas, Texas, since 2006.

On November 5, 2008, the Compensation Committee of the Board of Directors agreed to terminate the Company's Executive Deferred Compensation Plan (the "Plan") in order to eliminate the administrative costs and expenses associated with the Plan. As a result of the termination of the Plan, the only remaining participant under the Plan, Mr. Richard Surratt, CEO of the Company, will receive a lump sum distribution of his benefits under the Plan in the amount of approximately $52,000.00 before the end of the year.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release by Voyager Learning Company, dated November 6, 2008 announcing results for the third quarter of 2008 ending September 30, 2008.

99.2 Transcript of Voyager Learning Company's conference call held on November 6, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER LEARNING COMPANY

Date: November 10, 2008	By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.2	Earnings Call Transcript
EX-99.1	November Press Release